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                                                                   EXHIBIT 10.27

                           HOWMET INTERNATIONAL INC.

                            1997 STOCK AWARDS PLAN

     1. PURPOSE. The purpose of the Howmet International Inc. 1997 Stock Awards Plan (the "Plan") is to promote the long term financial interests and growth of Howmet International Inc. (the "Company") by (a) attracting and retaining executive personnel, (b) motivating executive personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations; and (d) furthering the identity of interests of Participants with those of the stockholders of the Company.

     2.  DEFINITIONS.  The following definitions are applicable to the Plan:

         "Affiliate" means any entity in which the Company has a direct or indirect equity interest which is so designated by the Committee.

         "Award Limit" means 400,000 shares of Common Stock.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statue.

         "Committee" means a committee of two or more directors of the Company who are "outside directors" as such term is used in Section 162(m) of the Code and Non-Employee Directors for purposes of Rule 16b-3; provided,
                                                                 --------
     however, that prior to the time at least two directors qualifying as
     -------
     "outside directors" pursuant to the first part of this sentence have been appointed to the Board of Directors of the Company, the term "Committee" shall refer to the Board of Directors of the Company.

         "Common Stock" means the common stock, $.01 per share par value, of the Company or such other securities as may be substituted therefore pursuant to paragraph 6(e).

         "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Affiliate.

         The "Fair Market Value" of a share of Common Stock means the average between the highest and lowest quoted selling prices of the common stock on the New York Stock Exchange on the pertinent option grant date or exercise date.

         The "IPO Closing Date" means the date on which the initial offering of Common Stock, whether by the Company or by any stockholder of the Company, to the public pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933, as amended, is completed.

         "Participant" means any Employee of the Company or an Affiliate selected by the Committee.
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         "QDRO" means a qualified domestic relations order as defined by the
     Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as such rule is amended from time to time, or any successor rule.

     3. LIMITATION ON AGGREGATE SHARES. The number of shares of common stock with respect to which awards may be granted under the Plan shall not exceed 5,000,000 shares. Such 5,000,000 shares of common stock may be either previously authorized but unissued shares, treasury shares, or a combination thereof, as the Committee shall determine. Other than in connection with the Amended SAR Program, the maximum number of shares of common stock with respect to which awards may be granted under the Plan during any calendar year to a single Participant may not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a Stock Appreciation Right ("SAR"), the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company's Common Stock, the transaction is treated as a cancellation of the SAR and a grant of a new SAR and both the SAR deemed to be canceled and the SAR deemed to be granted are counted against the Award Limit.

     4. ADD-BACK OF OPTIONS AND OTHER RIGHTS. If any Option, other right to acquire shares of Common Stock under this Plan, or any other award, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3. Furthermore, any shares subject to Options or other awards which are adjusted pursuant to Section 6(e) and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3. Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3. If any share of Restricted Stock is forfeited by the Participant or repurchased by the Company pursuant to Section 5(c)(iii) hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3. Notwithstanding the provisions of this Section 4, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

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     5. AWARDS. The Committee may grant stock options ("Options"), to
Participants, in accordance with this paragraph 5 and the other provisions of the Plan.

     (a)  Options.

          (i) Option Grants. Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code or any successor provision, or in such other form, consistent with the Plan, as the Committee may determine.

          (ii) Option Exercise Price. The exercise price of an Option shall be fixed by the committee at not less than 100% of the Fair Market Value of a share of common stock on the date of grant.

          (iii) Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that in the case of ISOs, the term shall not be more than ten (10) years from the date the ISO is granted.

          (iv) Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

          (v) Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares. Options shall be exercised in whole or in part by providing (A) written notice to the Company (to the attention of the Corporate Secretary) complying with the applicable rules established by the Committee; (B) such representations and documents as the Committee deems necessary or advisable to effect compliance with all applicable laws or regulations; (C) in the event that the Option shall be exercised pursuant to Section 6(d) by any person or persons other than the optionee, appropriate proof of the right of such person or persons to exercise the Option; and (D) payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (1) in cash (including check, bank draft, or money order),
          (2) in Common Stock with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (3) by a combination of cash and common stock, or (4) with any other good and valuable consideration.

          (vi) Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

          (vii) Ownership and Transfer Restrictions. The Committee may impose such restrictions on the ownership and transferability of the shares purchasable upon the

                                      -3-
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          exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the company prompt notice of any disposition of shares of Common Stock acquired by exercise of an ISO within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

     (b)  Stock Appreciation Rights.

          (i) Grant and Price of SAR. Subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, an SAR shall entitle its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the Fair Market Value (at the date of exercise) of a share of common stock over the SAR price multiplied by the number of shares as to which the holder is exercising the SAR. The SAR price shall be fixed by the Committee at not less than 100% of the Fair Market Value of a share of common stock on the date of grant. SARs may be in tandem with any previously or contemporaneously granted Option or independent of any Option.

          (ii) Tandem SARs. An SAR in tandem with an Option shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable. An SAR in tandem with an Option may be granted to the Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

          (iii) Amount Payable by Company. The amount payable may be paid by the Company in common stock (valued at its Fair Market Value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination shall be made after considering any preference expressed by the holder.

     (c)  Restricted Stock.

          (i) Restricted Stock Award. The Committee may award to any Participant shares of common stock, including shares earned under any of the Company's compensation plans, subject to this paragraph 5(c) and such other terms and conditions as the Committee may prescribe (such shares being called "Restricted Stock"), which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance. Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company.

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          (ii) Restrictions. There shall be established for each Restricted
          Stock award a restriction period (the "Restriction Period") of such length as shall be determined by the Committee. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Unless otherwise provided by the Committee, except for such restrictions on transfer and such other restrictions as the Committee may impose, the Participant shall have all the rights of a holder of common stock as to such Restricted Stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock or otherwise invested. At the expiration of the Restriction Period, the Corporation shall redeliver to the Participant (or the Participant's or designated beneficiary under Section 6(h), or, if none, the Participant's legal representative) the certificates deposited pursuant to this paragraph.

          (iii) Forfeiture/Repurchase of Restricted Stock. Except as provided by the Committee at the time of grant or otherwise, upon a termination of employment for any reason during the Restriction Period all shares still subject to restriction shall be forfeited by the Participant or at the discretion of the Committee may be repurchased by the Company at a price to be determined by the Committee.

     6.  MISCELLANEOUS PROVISION.

     (a) Administration. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants in the plan; (ii) subject to
Section 3, to make awards in such forms and amounts as it shall determine, including the determination as to whether such Options are to be ISOs; (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate; (iv) to interpret the Plan and the agreements pursuant to which Options, Restricted Stock or SARs are granted or awarded, and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder; and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Any such interpretations and rules with respect to ISOs shall be consistent with the provisions of
Section 422 of the Code. The actions and determinations of the Committee or its delegates on matters within its authority shall be conclusive and binding upon the Company, all the Participants and all other interested persons, subject to such allocation to its Affiliates and operating units as it deems appropriate. The Committee may, to the extent that any such action will not prevent the Plan from complying with the Rule 16b-3 or Section 162(m) of the Code, delegate any of its authority hereunder to such persons as it deems appropriate.

     (b) Professional Assistance; Good Faith Actions. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants,

                                      -5-


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appraisers, brokers, or other persons. The Committee, the Company and the
Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or SARs, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

     (c) Written Agreement. Each award shall be evidenced by a written agreement, which shall be executed by the Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 422 of the Code.

     (d) Non-Transferability. Subject to the provisions of paragraph 6(h) , no award under the Plan and no interest therein, shall be transferable by the Participant otherwise than (i) by will or the laws of descent and distribution,
(ii) pursuant to a QDRO or (iii) as expressly permitted under the applicable option agreement including, if so permitted, pursuant to a gift to such optionee's family, whether directly or indirectly or by means of a trust or partnership or otherwise, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. All awards shall be exercisable or received during the Participant's lifetime only by the Participant or the Participant's legal representative. Any purported transfer contrary to this provision will nullify the award. During the lifetime of the Participant, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Participant, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his beneficiary designated under 6(h) or, if none, his personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

     (e) Adjustments Upon Certain Changes. In the event of a reorganization, recapitalization, spin-off, stock dividend, stock split, combination, reclassification, reverse stock split, merger, consolidation, split-up, spin-off, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event or other increase or reduction in the number of issued shares of common stock, the Committee may, in order to prevent the dilution or enlargement of rights under awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding awards and the exercise prices specified therein as may be determined to be appropriate and

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equitable. In the event of any of the events or transactions described in the preceding sentence, a change in control, or similar transaction by the Company or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, if the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee in its discretion is hereby authorized to provide in the agreement evidencing any award or by action taken prior to the occurrence of such transaction or event: (i) for adjustments to such award in order to prevent the dilution or enlargement of rights thereunder or to provide for acceleration of benefits thereunder; (ii) for either the purchase of any such Option, SAR, or any Restricted Stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the Participant's rights had such option, right or award been currently exercisable or payable or fully vested or the replacement of such option, right or award with other rights or property selected by the Committee in its sole discretion; (iii) that it cannot be exercised after such event; (iv) that upon such event, such option, right or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and (v) that the restrictions imposed under a Restricted Stock Agreement upon some or all shares of Restricted Stock may be terminated, and some or all shares of such Restricted Stock may cease to be subject to repurchase or forfeiture under Section 5(c)(iv) after such event. With respect to Options and SARs intended to qualify as performance-based compensation under Section162(m), no adjustment or action described in this Section 6(e) or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate
Section 422(b)(1) of the Code or would cause such Option or SAR to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the option or other award is not to comply with such exemptive conditions.

     (f) Tax Withholding. The Committee shall have the power to withhold, or require a Participant to remit to the Company, an amount to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Committee, a Participant may make an irrevocable election to have shares of common stock otherwise issuable under an award withheld, tender back to the Company shares of common stock received pursuant to an award or deliver to the Company previously-acquired shares of common stock having a fair market value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right to make such elections.

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     (g) Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (i) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

          (ii) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

          (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

          (iv) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

          (v) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

     The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.

     (h) Beneficiary Designation. Subject to paragraph 6(d), Participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     (i) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his or her present or any other rate of compensation. No employee shall have the right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

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     (j) Amendment, Suspension and Termination of Plan. This Plan will terminate on, and no Options, SARs or Restricted Stock may be granted after, the tenth anniversary of the IPO Closing Date. The Board of Directors or the Committee may suspend or terminate the Plan or any portion thereof at any time before the IPO Closing Date and may amend it from time to time in such respects as the Board of Directors or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed. No such amendment, suspension or termination shall impair the rights of Participants under outstanding awards without the consent of the Participants affected thereby or make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3. No such amendment shall be made that would cause the options and the SARs from qualifying as performance based compensation as that term is used Section 162(m) of the Code.

     The Committee may amend or modify any award in any manner to the extent that the Committee would have had the authority under the Plan to initially grant such award. No such amendment or modification shall impair the rights of any Participant under any award without the consent of such Participant.

     (k) Effective Date of Plan. The Plan shall become effective on November 20, 1997.

     (l) Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

     (m) Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option, SAR, or Restricted Stock granted, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, SARs and Restricted Stock granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option or SAR intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

                                      -9-
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     (n) Consideration. In all cases, legal consideration shall be required for each issuance of Options, Restricted Stock and SARs.

                                      -10-
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     IN WITNESS WHEREOF, the Board of Directors has caused this Plan to be signed by its duly appointed officers and its corporate seal to be hereunto affixed as of this 15 day of August 1996.


By:
   ------------------------------------
   Name:
   Title:


Attested:

By:
   ------------------------------------
   Name:
   Title:

                                      -11-